Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Trinseo S.A. on Form S-8 of our report relating to the consolidated financial statements of Americas Styrenics LLC and its subsidiaries as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 dated February 13, 2019, appearing in the Annual Report on Form 10-K of Trinseo S.A. for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

July 31, 2019